EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2011, relating to the financial statements which appear in the October 31, 2011 Annual Reports to Shareholders of The DFA Investment Trust Company, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Disclosure of Portfolio Holdings" and "Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Philadelphia, PA
July 25, 2012